[LETTERHEAD OF ERNST & YOUNG]

                         Independent Accountants' Report

USAA Federal Savings Bank
Wachovia Trust Company, National Association
JPMorgan Chase Bank

We have examined management's assertion, included in the accompanying Management Assertion, that USAA Federal Savings Bank "the Bank" complied with the servicing requirements in Article III, Sections 3.1, 3.2, 3.3, 3.4, 3.5, and 3.14 of the Sale and Servicing Agreement, dated as of July 1, 2004 "the Agreement", between USAA Federal Savings Bank as Seller and Servicer, and the USAA Auto Owner Trust 2004-2 as Issuer, with Wachovia Trust Company, National Association, as Owner Trustee, and JPMorgan Chase Bank as Indenture Trustee, for the year ended December 31, 2004. Management is responsible for the Bank's compliance with those requirements. Our responsibility is to express an opinion on management's assertion about the Bank's compliance based on our examination.

Our examination was conducted in accordance with attestation standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence about the Bank's compliance with the aforementioned sections of the Agreement and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Bank's compliance with those sections.

In our opinion, management's assertion that the Bank complied with the aforementioned sections of the Agreement during the year ended December 31, 2004 is fairly stated, in all material respects.

                                                               Ernst & Young LLP

February 23, 2005

[LETTERHEAD OF USAA FEDERAL SAVINGS BANK]

                              Management Assertion

February 23, 2005

The management of USAA Federal Savings Bank (the "Bank") is responsible for complying with the servicing requirements of Article III, Sections 3.1, 3.2, 3.3, 3.4, 3.5, and 3.14 of the Sale and Servicing Agreement, dated as of July l, 2004 (the "Agreement") (see Attachment), between USAA Federal Savings Bank, as Seller and Servicer, USAA Acceptance, LLC, as Depositor, and the USAA Auto Owner Trust 2004-2, as Issuer, with Wachovia Trust Company, National Association, as Owner Trustee, and JPMorgan Chase Bank, as Indenture Trustee.

Management has performed an evaluation of the Bank's compliance with the aforementioned sections of the Agreement for the year ended December 31, 2004. Based on this evaluation, management believes that, for the year ended December 31, 2004, the Bank was materially in compliance with the aforementioned sections of the Agreement.


Mark H. Wright
------------------------------
Mark H. Wright
President and CEO


Rosemary M. Elizalde
------------------------------
Rosemary M. Elizalde
SVP - Senior Financial Officer







USAA Federal Savings Bank       USAA Savings Bank
10750 McDermott Freeway         3773 Howard Hughes Pkway Ste 190N     USAA Relocation Services, Inc.
San Antonio, TX 78288-0544      Las Vegas, NV 89109                   10750 McDermott Freeway
(800) 531-2265 (210) 456-8000   (80) 922-9092                         San Antonio, TX 78288-0553
FDIC INSURED                    FDIC INSURED                          (800) 531-7741


[LETTERHEAD OF ERNST & YOUNG]

                         Independent Accountants' Report

USAA Federal Savings Bank
Wachovia Trust Company, National Association
JPMorgan Chase Bank

We have examined management's assertion, included in the accompanying Management Assertion, that USAA Federal Savings Bank "the Bank" complied with Article III,
Section 3.9 of the Sale and Servicing Agreement, dated as of July 1, 2004 "the Agreement", between USAA Federal Savings Bank as Seller and Servicer, and the USAA Auto Owner Trust 2004-2 as Issuer, with Wachovia Trust Company, National Association, as Owner Trustee, and JPMorgan Chase Bank as Indenture Trustee, for the year ended December 31, 2004. Management is responsible for the Bank's compliance with Article III, Section 3.9 of the Agreement, including the accuracy of the mathematical calculations of each amount set forth in the Monthly Servicer Certificates, delivered pursuant to Article III, Section 3.9, using the Bank's computer reports which were the source of such amounts. Our responsibility is to express an opinion on management's assertion about the Bank's compliance based on our examination.

Our examination was conducted in accordance with attestation standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence about the Bank's compliance with the aforementioned section of the Agreement and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Bank's compliance with that section.

In our opinion, management's assertion that the Bank complied with the aforementioned section of the Agreement during the year ended December 31, 2004 is fairly stated, in all material respects.

                                                               Ernst & Young LLP

February 23, 2005

[LETTERHEAD OF USAA FEDERAL SAVINGS BANK]

                              Management Assertion

February 23, 2005

The management of USAA Federal Savings Bank (the "Bank") is responsible for the preparation of the Monthly Servicer Certificates in compliance with Article III,
Section 3.9 of the Sale and Servicing Agreement, dated as of July 1, 2004 (the "Agreement") (see Attachment), between USAA Federal Savings Bank, as Seller and Servicer, USAA Acceptance, LLC, as Depositor, and the USAA Auto Owner Trust 2004-2, as Issuer, with Wachovia Trust Company, National Association, as Owner Trustee, and JPMorgan Chase Bank, as Indenture Trustee. Management is also responsible for the accuracy of the mathematical calculations of each amount set forth in the Monthly Servicer Certificates, delivered pursuant to Article III,
Section 3.9 of the Agreement, using the Bank's computer reports which were the source of such amounts.

Management has performed an evaluation of the Bank's compliance with Article III, Section 3.9 of the Agreement, including the accuracy of the related mathematical calculations, for the year ended December 31, 2004. Based on this evaluation, management believes that, for the year ended December 31, 2004, the Bank was materially in compliance with Article III, Section 3.9 of the Agreement, including the related mathematical calculations.


Edwin T. McQuiston
------------------------------
Edwin T. McQuiston
SVP - Corporate Finance

USAA Federal Savings Bank       USAA Savings Bank
10750 McDermott Freeway         3773 Howard Hughes Pkway Ste 190N     USAA Relocation Services, Inc.
San Antonio, TX 78288-0544      Las Vegas, NV 89109                   10750 McDermott Freeway
(800) 531-2265 (210) 456-8000   (80) 922-9092                         San Antonio, TX 78288-0553
FDIC INSURED                    FDIC INSURED                          (800) 531-7741
